July 14, 2003



Dear Stockholder:

     We are pleased to invite you to attend the Annual Meeting of Stockholders of Sound Federal Bancorp, Inc., (the "Company"). The Annual Meeting will be held at the Hyatt Regency-Greenwich, 1800 E. Putnam Avenue, Old Greenwich, Connecticut 06870 at 10:00 a.m., (local time) on August 14, 2003.

     The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted.

    At the Annual Meeting, stockholders will be given an opportunity to elect directors and to ratify the appointment of KPMG LLP as auditors for the Company's 2004 fiscal year.

     The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

     On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own. Voting by proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.


Sincerely,


/s/ Richard P. McStravick
-------------------------
Richard P. McStravick
President and Chief Executive Officer

                           Sound Federal Bancorp, Inc.
                             1311 Mamaroneck Avenue
                          White Plains, New York 10605
                                 (914) 761-3636

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On August 14, 2003

     Notice is hereby given that the Annual Meeting of Sound Federal Bancorp, Inc. (the "Company") will be held at the Hyatt Regency-Greenwich, 1800 E. Putnam Avenue, Old Greenwich, Connecticut 06870 on August 14, 2003 at 10:00 a.m., local time.

     A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon:

1.   The election of three directors of the Company;

2. The ratification of the appointment of KPMG LLP as auditors for the Company for the fiscal year ending March 31, 2004; and

3. Such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, including all adjournments of the Annual Meeting. Stockholders of record at the close of business on June 23, 2003 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

     EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                              By Order of the Board of Directors


                                              /s/ Anthony J. Fabiano
                                              ---------------------
                                              Anthony J. Fabiano
                                              Corporate Secretary


White Plains, New York
July 14, 2003


IMPORTANT: A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT

                           SOUND FEDERAL BANCORP, INC.
                             1311 Mamaroneck Avenue
                          White Plains, New York 10605
                                 (914) 761-3636

                         ANNUAL MEETING OF STOCKHOLDERS
                                 August 14, 2003

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Sound Federal Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at the Hyatt Regency-Greenwich, 1800 E. Putnam Avenue, Old Greenwich, Connecticut 06870 on August 14, 2003 at 10:00 a.m., local time, and all adjournments thereof. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about July 14, 2003.

                              REVOCATION OF PROXIES

     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Meeting.

     Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, at the address of the Company shown above, voting a later dated proxy, or by attending the Meeting and voting in person. The presence at the Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy. However, if you are a stockholder whose shares are not registered in your name, you will need appropriate documents from your record holder to vote personally at the Meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), as of the close of business on June 23, 2003 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 13,247,133 shares of Common Stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies.

     Directors are elected by a plurality of the shares voted at the Meeting without regard to broker non-votes or proxies as to which the authority to vote is being withheld. The ratification of auditors must be approved by a majority of the shares voted at the Meeting without regard to broker non-votes or proxies marked "abstain."

     In accordance with the provisions of the Certificate of Incorporation of the Company, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

     The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by named executive officers and directors individually, by executive officers and directors as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock on the Record Date.

                                                        Amount of Shares                   Percent of Shares
             Name and Address of                        Owned and Nature                    of Common Stock
              Beneficial Owner                     of Beneficial Ownership(4)                Outstanding (2)(3)

Significant Shareholders:
  Sound Federal Savings Employee Stock
  Ownership Plan and Trust
  1311 Mamaroneck Avenue
  White Plains, New York 10605                            1,125,421                               8.5%

Named Directors and Executive Officers:(1)

Bruno J. Gioffre                                            215,124                               1.6

Richard P. McStravick                                       250,403                               1.9

Joseph Dinolfo                                              110,034                               0.8

Donald H. Heithaus                                          122,854                               0.9

Joseph A. Lanza                                              90,708                               0.7

Eldorus Maynard                                              45,434                               0.3

James Staudt                                                 65,397                               0.5

Samuel T. Telerico                                            1,130                              --

Anthony J. Fabiano                                          139,364                               1.0
                                                            -------                             -----

All executive officers and directors
  as a group (9 persons)                                    1,040,448                             7.6%
                                                            =========                           =====

-----------------------------
(1) The Company's executive officers and directors are also executive officers and directors of Sound Federal Savings (the "Bank").
(2) Includes 14,575 shares awarded to each outside director other than Mr. Telerico and Mr. Maynard, 58,100 shares and 38,733 shares awarded to Messrs. McStravick and Fabiano, respectively, pursuant to the Company's Recognition and Retention Plan ("RRP"). Also includes 40,948 shares,
     101,816 shares, and 88,536 shares for Messrs. Gioffre, McStravick and Fabiano, respectively, and 30,988 shares each for Messrs. Heithaus, Dinolfo, Lanza and Staudt subject to options pursuant to the Company's Stock Option Plan ("SOP").
(3) Calculated as a percentage of common shares outstanding plus stock options that are exercisable within 60 days.
(4) Unless otherwise indicated, each person effectively exercises sole (or shared with spouse) voting and dispositive power as to the shares reported.


                        PROPOSAL I--ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of eight members. The Board of Directors increased the size of the Board to nine members, creating a vacancy. The Company's bylaws provide that approximately one-third of the directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. Three directors will be elected at the Meeting. The Board of Directors has nominated to serve as directors Donald
H. Heithaus, Joseph A. Lanza and Roberta I. Bernhardt, each to serve for a three-year term. Messrs. Heithaus and Lanza are currently members of the Board of Directors.

     The table below sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The Board of Directors recommends a vote "FOR" each of the nominees for director listed in this proxy statement.


                                                                                         Shares of
                                                                                        Common Stock
                                                                             Current   Beneficially
                                                                  Director     Term     Owned on the      Percent
         Name               Age           Positions Held        Since (1)    to Expire  Record Date (2)   of Class
-------------------        -------    ----------------------  -----------   ----------  ------------      ---------

                                    NOMINEES

Donald H. Heithaus          68               Director             1978         2003        122,854          0.9%

Joseph A. Lanza             56               Director             1998         2003         90,708          0.7

Roberta I. Bernhardt        64                  --                 --           --             --            --


                         DIRECTORS CONTINUING IN OFFICE


Joseph Dinolfo                69               Director             1985         2004       110,034         0.8

Eldorus Maynard               68               Director             2000         2004        45,434         0.3

Samuel T. Telerico            67               Director             2001         2004         1,130          --

Bruno J. Gioffre              68         Chairman of the Board      1975         2005       215,124         1.6

James Staudt                  50               Director             1987         2005        65,397         0.5

Richard P. McStravick         54           President, Chief         1996         2005       250,403         1.9
                                           Executive Officer
                                             and Director

----------------------------

(1) Reflects initial appointment to the Board of Directors of the Bank's mutual predecessor.
(2) Includes 14,575 shares awarded to each outside director other than Mr. Maynard and Mr. Telerico, and 58,100 shares awarded to Mr. McStravick, pursuant to the recognition and retention plan. Also includes 40,948 shares and 101,816 shares for Messrs. Gioffre and McStravick, respectively, and 30,988 shares each for Messrs. Staudt, Heithaus, Lanza and Dinolfo subject to options pursuant to the stock option plan.

     The principal occupation during the past five years of each director of the Company is set forth below. All directors and executive officers have held their present positions for all five years unless otherwise stated.

     Bruno J. Gioffre is the Chairman of the Board of Directors and has been so since December 1997. Mr. Gioffre was formerly general counsel to the Bank. Mr.
Gioffre is of counsel to the law firm of Gioffre & Gioffre Professional Corporation and is a retired Senior Justice for the Town of Rye, New York.

     Richard P. McStravick is President and Chief Executive Officer of the Bank. Mr. McStravick has been employed by the Bank in various capacities since 1977. Mr. McStravick was appointed to the Board of Directors in 1996.

     Roberta I. Bernhardt, CPA is a partner in the accounting firm of Citrin Cooperman & Company, LLP.

     Joseph Dinolfo is the retired President of the Dinolfo Wilson Agency, Inc. an insurance agency.

     Donald H. Heithaus is the President of the Happiness Laundry Service, Inc.

     Joseph A. Lanza is the President of Lanza Electric, a private electrical contractor.

     Eldorus Maynard is the retired Chairman of the Board and Chief Executive Officer of Peekskill Financial Corporation ("Peekskill"). Mr. Maynard was employed by Peekskill since 1958 and became a member of the Company's Board of Directors in July 2000.

     James Staudt is a partner with the law firm of McCullough, Goldberger & Staudt. Mr. Staudt is also general counsel to the Bank.

     Samuel T. Telerico is a principal with Teledan Enterprises International, an international trade and consulting firm. Mr. Telerico was previously employed by American Can Company from 1960 until 1990.

Executive Officer Who Is Not A Director

     Anthony J. Fabiano is Senior Vice President, Chief Financial Officer and Corporate Secretary of the Company. He joined the Bank in July 1998. Prior to joining the Bank, he was the Chief Financial Officer at MSB Bancorp, Inc.

Ownership Reports by Officers and Directors

     The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4, and 5 with the SEC disclosing changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4 or 5 on a timely basis. All Officers and Directors of the Company who are required to file Forms 3, 4 and 5 filed these forms on a timely basis except for a Form 4 for Bruno J. Gioffre which was filed late. The Form 4 was filed on January 17, 2003 and reported a purchase of 1,000 shares on March 13, 2002.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The business of the Company's Board of Directors is conducted through meetings and activities of the Board and its committees. During the fiscal year ended March 31, 2003, the Board of Directors of the Company held 16 regular and special meetings. During the year ended March 31, 2003, no director attended fewer than 75 percent of the total meetings of the Board of Directors of the Company or the Bank and committees on which such director served.

     The Executive Committee, which acts as the Compensation Committee, meets periodically to review the performance of officers and employees and determine compensation programs and adjustments. It is comprised of Directors Gioffre, Staudt, Heithaus, McStravick and Dinolfo. The Executive Committee met three times during the year ended March 31, 2003.

     The Board of Directors serves as the Nominating Committee. During the year ended March 31, 2003, one meeting of the Nominating Committee was held.

     The Audit Committee consists of Directors Heithaus, Maynard and Telerico. This committee meets on a quarterly basis and as otherwise required to review audit programs and reports as well as other regulatory compliance issues. The Audit Committee's primary function is to assist the Board of Directors in fulfilling its oversight responsibilities. The primary duties of the Audit Committee include but are not limited to the following:

o Prepare the report of the Committee included in the Company's annual proxy statements;

o Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems;

o Retain and monitor the qualifications, independence and performance of the Company's independent auditor; and

o Provide an open avenue of communication among the independent auditor, senior management, the internal auditing department and the Board.

     Each member of the Audit Committee is "independent" as defined in the listing standards of the National Association of Securities Dealers. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee recommends to the Board of Directors the appointment of independent auditors for the upcoming fiscal year. The Audit Committee met four times during the year ended March 31, 2003.

Audit Committee Report

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee operates under a written charter approved by the Board of Directors.

     Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and KPMG LLP, the independent auditing firm for the Company, to review and discuss the March 31, 2003 consolidated financial statements. The Audit Committee also discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received the written disclosures and the letter from KPMG LLP, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Additionally, the Audit Committee has discussed with KPMG LLP the issue of its independence from the Company.

     Based upon the Audit Committee's discussions with management and the independent auditors, and the Audit Committee's review of the representations of management and the independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended March 31, 2003, filed with the Securities and Exchange Commission.

     This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

             This report has been provided by the Audit Committee:

           Director Donald Heithaus (Chairman of the Audit Committee)
                       and Directors Maynard and Telerico

Stock Performance Graph

     Set forth below is a stock performance graph comparing the yearly total return on the Company's Common Stock with (a) the monthly cumulative total return on stocks included in the Nasdaq Composite Index, and (b) the monthly cumulative total return on stocks for federal savings institutions included in the Company's Standard Industry Code ("SIC") Index. The Company first issued its Common Stock on October 8, 1998. Accordingly, the information presented below is for the period beginning with the closing price of the Company's Common Stock on October 8, 1998, its first trading day and ending on March 31, 2003. Cumulative return assumes the reinvestment of dividends, and is expressed in dollars on an assumed initial investment of $100.

     There can be no assurance that the Company's stock performance will continue in the future with the same or similar trend depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.






[OBJECT OMITTED]







                                                                    Period Ending
                                       ------------------------------------------------------------------------

                Index                  10/08/98    03/31/99     03/31/00    03/31/01    03/31/02    03/31/03
                -----
                                       ----------- ------------ ----------- ----------- ----------- -----------

Sound Federal Bancorp, Inc.              100.00      107.35       110.23      139.26      227.67      532.42
SIC  Code  6035  -  Federal   Savings
Institutions                             100.00      107.56       87.49       137.65      163.70      174.38
Nasdaq Market Index                      100.00      145.24       267.45      110.08      111.45      81.74



Compensation Committee Interlocks and Insider Participation

     The Company does not independently compensate its executive officers or employees. The Executive Committee of the Bank retains the principal responsibility for the compensation of the officers, directors and employees of the Bank. The Executive Committee consists of Directors Gioffre, Heithaus, Dinolfo, Staudt and McStravick. The Executive Committee reviews the benefits provided to the Bank's officers and employees. During the year ended March 31, 2003 the Executive Committee met three times.

Report of the Compensation Committee

     Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Executive Committee of the Bank, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

     The Board has delegated to the Executive Committee the responsibility of assuring that the compensation of the Chief Executive Officer and other executive officers is consistent with the compensation strategy, competitive practices, the performance of the Bank, and the requirements of appropriate regulatory agencies. Only non-employee directors who serve on the Executive Committee participate in executive compensation decision making. Any cash compensation paid to executive officers is paid by the Bank. The Company does not currently pay any cash compensation to executive officers.

     Compensation of senior management is reviewed annually on a calendar-year basis. In general, the purpose of the annual compensation review is to ensure that the Bank's base salary levels are competitive with financial institutions similar in size, geographic market and business profile in order for the Bank to attract and retain persons of high quality. In this regard, the Executive Compensation Committee utilized various informational sources, including the "Savings and Community Bankers Annual Salary Survey." In addition, the Executive Compensation Committee considers the overall profitability of the Bank and the executive officer's contribution to the Bank when making its decision.

     The  Board  of  Directors  approved  a base  salary  for the  Bank's  Chief
Executive Officer of $205,000 for fiscal year 2003, which represented a 15% increase from the Chief Executive Officer's base salary of $177,650 in fiscal 2002. The 2003 base salary was based upon the Chief Executive Officer's performance, industry standards, and the successful completion of the second-step conversion.

     The primary goal of the Bank and its Executive Committee is to provide an adequate level of compensation and benefits in order to attract and retain key executives. The performance of each officer is reviewed annually to determine his or her contribution to the overall success of the institution.

        This report has been provided by the non-employee members of the
                              Executive Committee:

                 Directors Gioffre, Heithaus, Dinolfo and Staudt

Compensation of Directors

     Directors of the Company receive an annual retainer of $500, except for the Chairman of the Board who receives $1,000. Directors of the Bank receive $2,000 for each meeting attended, except for the Chairman of the Board who receives $4,000. In addition, the Chairman of the Board receives a $10,000 annual retainer for his services as Chairman.

                             EXECUTIVE COMPENSATION


     The following table sets forth information as to annual and other compensation for services in all capacities for executive officers who earned more than $100,000 in salary and bonuses during the fiscal year ended March 31, 2003.


==================================================================================================================================
                                                   Summary Compensation Table
==================================================================================================================================
==================================================================================================================================

                             Annual Compensation                                            Long-Term
                                                                                       Compensation Awards
------------------------------------------------------------------------------- ---------------------------------- ---------------
-------------------------- ----------- ------------- --------- ---------------- ------------- ---------- --------- ---------------
        Name and           Fiscal         Salary      Bonus         Other        Restricted   Options/     LTIP      All Other
                                                                   Annual
                                                                Compensation       Stock        SARs                Compensation
   Principal Position         Year         ($)         ($)         ($) (1)      Award(s) ($)     (#)     Payouts      ($) (2)
-------------------------- ----------- ------------- --------- ---------------- ------------- ---------- --------- ---------------
-------------------------- ----------- ------------- --------- ---------------- ------------- ---------- --------- ---------------

Richard P. McStravick         2003          185,171   10,700       27,200           --           --        --            3,942
President and Chief           2002          171,875   12,000       18,500           --           --        --            3,800
Executive Officer             2001          155,690    9,000       18,675           --           --        --            3,718

-------------------------- ----------- ------------- --------- ---------------- ------------- ---------- --------- ---------------

Anthony J.  Fabiano           2003          148,250   12,000          --            --           --        --           --
Senior Vice President,        2002          124,500    9,000          --            --           --        --           --
Chief Financial Officer       2001          106,167    7,800          --            --           --        --           --
and Corporate Secretary
========================== =========== ============= ========= ================ ============= ========== ========= ===============


(1) Represents director's fees for service on the Company's and Bank's Board of Directors.
(2)  Consists of the use of the Bank's automobile.

Benefits

     Directors Deferred Fee Plan. The Directors Deferred Fee Plan ("Directors Plan") is a non-qualified deferred compensation plan into which directors can defer up to 100% of their board fees earned during the calendar year. All amounts deferred by a director are fully vested at all times. Upon cessation of a director's service with the Bank, the Bank will pay the director the amounts credited to the director's deferred fee account. The amounts will be paid in substantially equal annual installments, as selected by the director. The date of the first installment payment also will be selected by the director. The Directors Plan permits each director to determine whether to invest all or a portion of such Director's account in Common Stock of the Company.

     If the director dies before all payments have been made, the remaining payments will be made to the beneficiary designated by the director in the same form that payments were made to the director. If a director dies before receiving any payments, the Bank shall pay the director's account to the director's beneficiary, commencing within 30 days of the director's death, over the period initially elected by the director. At the request of the beneficiary, and with the approval of the Board, the director's benefits may be paid to the beneficiary in a lump sum. The director may request a hardship distribution of all or part of his or her benefits if the director suffers an unforeseeable emergency, defined as a severe financial hardship to the director resulting from a sudden and unexpected illness or accident of the director or his or her dependent, loss of the director's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the director's control.

     Executive Agreements. The Bank has employment agreements with Messrs. McStravick and Fabiano. The agreements with Messrs. McStravick and Fabiano have a term of three years and may be extended for an additional 12 months on each anniversary date so that the remaining term shall be 36 months. If the agreement is not renewed, the agreement will expire 36 months following the anniversary date. Under the agreements, the base salaries for Messrs. McStravick and Fabiano are $205,000 and $165,000, respectively. In addition to the base salary, each agreement provides for, among other things, participation in retirement plans, stock option plans and other employee and fringe benefits applicable to other employees. The agreements provide for termination by the Bank for cause at any time, in which event, the executive would have no right to receive compensation or other benefits for any period after termination. In the event the Bank terminates the executive's employment for reasons other than disability or for cause, or in the event of the executive's termination of employment for good reason upon (i) failure by the Bank to comply with any material provision of the agreement, which failure has not been cured within 10 days after a notice of noncompliance is issued by the executive, (ii) following a change in control (as defined) at any time during the term of the agreement, or (iii) any purported termination of the executive's employment which is not pursuant to a valid notice of termination, the executive would be entitled to severance pay in an amount equal to three times the average annual compensation (computed on the basis of the most recent five (5) taxable years) includable in gross income for federal income tax purposes. Messrs. McStravick and Fabiano would receive an aggregate of approximately $671,000 and $470,000, respectively, pursuant to their employment agreements upon a change in control of the Bank, based upon current levels of compensation. The Bank would also continue, at the Bank's expense, the executive's life, health, dental and other applicable benefit plan coverage until the executive attains the age of 70 years, provided, however, that the Bank's obligation terminates if the executive receives equivalent medical or dental coverage from a new employer. The executive is entitled to participate in the Bank's medical, dental and life insurance coverage and reimbursement plans to the extent that such plans exist, until the executive's death. Under each agreement, if the executive becomes disabled or incapacitated to the extent that the executive is unable to perform his duties, he will be entitled to 100% of his compensation for the first six months, and 60% thereafter for the remaining term of the agreement. Any disability payment is reduced to the extent benefits are received under disability insurance, workers' compensation or other similar program.

     In July 2001, the Company entered into employment agreements with Messrs. McStravick and Fabiano. The Company's employment agreements with each executive contain substantially similar provisions to the Bank employment agreements, except that the Company employment agreements provide each executive indemnification against any excise taxes which may be owed by the executive for any payments made in connection with a change in control which would constitute "excess parachute payments" under Section 280G of the Code. The indemnification payment would be the amount necessary to ensure that the amount of such payments and the value of such benefits received by the executive be equal to the amount of such payments and the value of such benefits as the executive would receive in the absence of such excise tax, including any federal, state and local taxes on the Company's payment to the executive attributable to such taxes. The agreements with the Company do not provide for additional compensation to either executive.

     Severance Plan for Key Employees. Sound Federal Savings maintains the Severance Plan for Key Employees, which is designed to offer a degree of economic security to employees in the position of assistant vice-president and above in the event their services are terminated as a result of a change in control. In the event of (i) the involuntary termination of a key employee following a change in control other than for cause, or (ii) the voluntary termination of a key employee's employment within one year after a change in control, following any demotion, loss of title, office or significant authority, reduction in annual compensation or benefits or relocation of the key employee's principal place of employment by more than 30 miles, the key employee shall be entitled to a severance pay in an amount equal to one month of base salary multiplied by the key employee's years of employment, up to twenty-four months, provided that the minimum severance payment will be six months of base salary for an assistant vice-president and twelve months for a vice-president. In addition, the key employee will be entitled to continued life, medical and dental coverage for the same period as the number of months used for the calculation of severance benefits. Severance benefits will be paid in a lump sum within 30 days of the key employee's termination of employment. Benefits payable under the Severance Plan for Key Employees will be reduced, if necessary, to avoid an "excess parachute payment" under Section 280G of the Internal Revenue Code.

     Director Emeritus Plan. The Director Emeritus Plan is a non-qualified retirement plan. Under the Director Emeritus Plan, any director who attains the age of 70 years after the completion of 15 years of service as a director qualifies for director emeritus status. A director who has completed five years of service as a director qualifies for director emeritus if termination of service is due to the merger, consolidation, takeover or dissolution of the Bank. Under the Director Emeritus Plan, a director emeritus is entitled to the same compensation that the Director received when he or she retired as a director, without the obligation of attendance at meetings of the Board of Directors. Compensation is paid to the director emeritus from the date of attainment of such status until age eighty-five, or for fifteen years or death whichever comes first.

     Defined Benefit Pension Plan. The Bank maintains two defined benefit pension plans, one of which was assumed at the time the Company completed the acquisition of Peekskill Financial Corporation ("Retirement Plans"). Employees age 21 or older who have worked at the Bank for a period of one year and have been credited with 1,000 or more hours of service with the Bank during the year are eligible to accrue benefits under the Retirement Plans. The Bank contributes each year, if necessary, an amount to the Retirement Plans to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). For the year ended March 31, 2003, the Bank made contributions to the Retirement Plans of approximately $3.1 million. At December 31, 2002, the total market value of the assets in the Retirement Plans trust funds was approximately $7.1 million.

     In the event of retirement on or after the normal retirement date (i.e., the first day of the calendar month coincident with or next following the later of age 65 or the fifth anniversary of participation in the Retirement Plans, or, for a participant prior to January 1, 1992, age 65), the plan is designed to provide a single life annuity. For a married participant, the normal form of benefit is an actuarially reduced joint and survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of that paid during the participant's lifetime. Alternatively, a participant may elect (with proper spousal consent, if necessary) from various other options, including a joint and 100% survivor annuity, joint and 66-2/3% survivor annuity, joint and 50% survivor annuity, years certain option and social security option. The normal retirement benefit provided is an amount equal to the difference between 4% of final earnings (as defined in the plan) and 0.65% of the final average compensation (average earnings during the last three (3) calendar years of service) up to the Social Security taxable wage base, multiplied by the participant's years of credited service (up to a maximum of 15 years). Retirement benefits are also payable upon retirement due to early and late retirement or death. A reduced benefit is payable upon early retirement at age 55 and the completion of 5 years of vested service with the Bank. Fifty percent of the normal retirement benefit will be paid to a surviving spouse if the participant dies while in active service and has attained age 50 with 10 years of vested service. The preretirement death benefit is reduced by 1.96% for each year the spouse is more than 10 years younger than the participant. If the participant has not attained age 50 with 10 years of service, but has completed 5 years of service, the spouse will be eligible for a reduced benefit payable as a joint and 50% annuity. Upon termination of employment other than as specified above, a participant who has five years of vested service is eligible to receive his or her accrued benefit commencing, generally, on the employee's normal retirement date, or, if elected, on or after reaching age 55.

     The following table indicates the annual retirement benefit that would be payable under the Retirement Plans upon retirement at age 65 in calendar year 2003, expressed in the form of a single life annuity for the final average salary and benefit service classifications specified below.

                              Years of Service and Benefit Payable at Retirement
   Final Average              --------------------------------------------------
   Compensation                  15           20           25            30
   ------------               -----------  -----------  -----------   ----------

   $   50,000                  $  26,154    $  26,154    $  26,154    $  26,154
   $   75,000                  $  41,154    $  41,154    $  41,154    $  41,154
   $  100,000                  $  56,154    $  56,154    $  56,154    $  56,154
   $125,000                    $  71,154    $  71,154    $  71,154    $  71,154
   $150,000                    $  86,154    $  86,154    $  86,154    $  86,154
   $ 170,000                   $  98,154    $  98,154    $  98,154    $  98,154
   $ 200,000                   $ 116,154    $ 116,154    $ 116,154    $ 116,154


     As of March 31, 2003, Mr. McStravick and Mr. Fabiano had 25 years and four years, respectively, of credited service (i.e., benefit service) under the Retirement Plans.

     401(k)  Plan.  The  Bank  maintains  the  Sound  Federal  Savings  and Loan
Association 401(k) Savings Plan in RSI Retirement Trust (the "401(k) Plan") which is a qualified, tax-exempt defined contribution plan with a salary deferral feature under Section 401(k) of the Code. Employees who have attained age 21 and have completed one year of employment are eligible to participate, provided, however, that leased employees, employees paid on an hourly or contract basis, employees covered by a collective bargaining agreement and owner employees (as defined in the plan) are not eligible to participate. Eligible employees are entitled to enter the 401(k) Plan on a monthly basis.

     Under the 401(k) Plan, participants are permitted to make salary reduction contributions (in whole percentages) equal to the lesser of (i) from 1% to 10% of compensation or (ii) $10,000 (as indexed annually). For these purposes, "compensation" includes wages, salary, fees and other amounts received for personal services prior to reduction for the participant contribution to the 401(k) plan, commissions, compensation based on profits, overtime, bonuses, wage continuation payments due to illness or disability of a short-term nature, amounts paid or reimbursed for moving expenses, and the value of any nonqualified stock option granted to the extent includable in gross income for the year granted. Compensation does not include contributions made by the Bank to any other pension, deferred compensation, welfare or other employee benefit plan, amounts realized from the exercise of a nonqualified stock option or the sale of a qualified stock option, and other amounts which received special tax benefits. Compensation does not include compensation in excess of the Code
Section 401(a)(17) limits (i.e., $200,000 in 2002). All contributions and earnings are fully and immediately vested. A participant may withdraw salary reduction contributions, rollover contributions and matching contributions in the event the participant suffers a financial hardship. A participant may make a withdrawal from his or her accounts for any reason after age 59 1/2.

     The 401(k) Plan permits employees to direct the investment of his or her own accounts into various investment options including an "Employer Stock Fund." Participants are entitled to direct the trustee as to how to vote his or her allocable shares of Common Stock in the Employer Stock Fund.

     Plan benefits will be paid to each participant in the form of a single cash payment at normal retirement age unless earlier payment is selected. If a participant dies prior to receipt of the entire value of his or her 401(k) Plan accounts, payment will generally be made to the beneficiary in a single cash payment as soon as possible following the participant's death. Payment will be deferred if the participant had previously elected a later payment date. If the beneficiary is not the participant's spouse, payment will be made within one year of the date of death. If the spouse is the designated beneficiary, payment will be made no later than the date the participant would have attained age 70 1/2. Normal retirement age under the 401(k) Plan is age 65. Early retirement age is age 55.

     At March 31, 2003, the total market value of the assets in the 401(k) Plan was approximately $3.1 million.

     Stock Option Plan. During the year ended March 31, 2000, the Company adopted, and the Company's stockholders approved, the 1999 Stock Option Plan (the "Stock Option Plan"). Pursuant to the Stock Option Plan, options to purchase 261,453 shares were granted to non-employee directors (including two directors emeriti) at an exercise price of $3.298 per share, the fair market value of the underlying shares on the date of the award. The term of the options is ten years from the date of grant, and the shares subject to awards will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of the Company. The awards included an equal number of reload options ("Reload Options"), limited stock appreciation rights ("Limited Rights") and dividend equivalent rights ("Dividend Equivalent Rights"). A Limited Right gives the option holder the right, upon a change in control of the Company or the Bank, to receive the excess of the market value of the shares represented by the Limited Rights on the date exercised over the exercise price. The Limited Rights are subject to the same terms and conditions as the stock options. Payment upon exercise of Limited Rights will be in cash, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable. The Dividend Equivalent Rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined as any dividend where the rate of dividend exceeds the Bank's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters. The Reload Options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has traded in. Reload Options may also be granted to replace option shares retained by the employer for payment of the option holder's withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a Reload Option is equal to the market value of the previously owned stock at the time it was surrendered. The option period during which the Reload Option may be exercised expires at the same time as that of the original option that the holder has exercised.

     Set forth below is certain information concerning options outstanding to the Named Executive Officers at March 31, 2003. No options were granted to the Named Executive Officers during fiscal year 2003. No options were exercised by the Named Executive Officers during fiscal year 2003.


====================================================================================================================
                          FISCAL YEAR-END OPTION VALUES
====================================================================================================================
============================ ================ ================= ========================= ==========================
                                                                 Number of Unexercised      Value of Unexercised
                              Shares Acquired     Value               Options at          In-The-Money Options at
         Name                  Upon Exercise       Realized              Year-End                Year-End (1)
                                                                ------------------------- --------------------------
                                                                ------------------------- --------------------------
                                                                Exercisable/Unexercisable Exercisable/Unexercisable
                                                                          (#)                        ($)
---------------------------- ---------------- ----------------- ------------------------- --------------------------
---------------------------- ---------------- ----------------- ------------------------- --------------------------
Richard P. McStravick              --                $--             101,816/25,454           $937,928/$234,482
---------------------------- ---------------- ----------------- ------------------------- --------------------------
Anthony J.  Fabiano                --                $--             88,536/22,134            $815,593/$203,898
============================ ================ ================= ========================= ==========================

------------------------------------
(1) Based on a market value of $12.51 per share at March 31, 2003 and an exercise price of $3.298.

     Recognition and Retention Plan. During the fiscal year ended March 31, 2000 the Company adopted, and the Company's stockholders approved, the 1999 Recognition and Retention Plan (the "Recognition Plan"). Pursuant to the Recognition Plan, 14,575 shares of stock were awarded to each non-employee director, except for Messrs. Maynard and Telerico who did not receive awards, and 58,100 and 38,733 shares were awarded to Mr. McStravick and Mr. Fabiano, respectively.

     The Company does not have any equity compensation program that was not approved by stockholders other than its employee stock ownership plan.

     Set forth below is certain information as of March 31, 2003 regarding equity compensation to directors, directors emeriti, executive officers and employees of the Company approved by stockholders.


===================================================================================================================
                                      Number of securities to be                             Number of securities
                                      issued upon exercise of           Weighted average     remaining available for
        Plan Category                 outstanding options and rights     exercise pricse     issuance under plans
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Equity  compensation  plans  approved
 by stockholders(1)                                     822,019               $3.298                    --
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Total                                               822,019               $3.298                    --
===================================================================================================================

-------------
(1) Includes 40,424 shares awarded under the Recognition and Retention Plan that were unvested at March 31, 2003.

Employee Stock Ownership Plan and Trust

     The Bank established an employee stock ownership plan ("ESOP") for eligible employees. Employees age 21 or older who have worked at the Bank for a period of one year and have been credited with 1,000 or more hours of service during the year are eligible to participate. The ESOP borrowed funds from the Company and used those funds to purchase 531,563 shares of the Company Common Stock in the 1998 conversion to a mutual holding company. The ESOP purchased 622,458 shares of the Company's Common Stock in the Company's second-step conversion that was completed in January 2003. The shares were purchased with the proceeds of a $6.2 million loan from the Company. The loans are collateralized by the Common Stock purchased by the ESOP. The Bank will contribute to the ESOP sufficient funds to pay the principal and interest on the loans. At March 31, 2003, the loans have balances of $961,000 and $6.2 million, respectively; have a ten-year and twenty-year term, respectively; and bear interest at the prime rate and 6.0%, respectively. Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid.

     Shares are released from the suspense account in an amount proportional to the repayment of the ESOP loans and are allocated among ESOP participants on the basis of compensation in the year of allocation.

     Participants in the ESOP received credit for service prior to the effective date of the ESOP. A participant vests in 100% of his or her account balance after 5 years of credited service. A participant who terminates employment for reasons other than death, retirement, disability or following a change in control prior to five years of credited service will forfeit the nonvested portion of his or her benefits under the ESOP. Benefits are payable in the form of Common Stock and cash upon death, retirement, disability or separation from service. Alternatively, a participant may request that the benefits be paid entirely in the form of Common Stock. The Company recognized an expense of $532,000 for the ESOP in the fiscal year ended March 31, 2003 and allocated 53,156 shares of Common Stock to participants.

     In connection with the establishment of the ESOP, the Bank established a committee of non-employee directors to administer the ESOP and appointed an independent financial institution to serve as trustee of the ESOP. The ESOP committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of participating employees, provided such action does not violate ERISA standards. Under the ESOP, nondirected shares, and shares held in the suspense account, will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.

                    TRANSACTIONS WITH CERTAIN RELATED PERSONS

Transactions With Certain Related Persons

     The Bank offers loans to directors, officers, and employees which are made by the Bank to such persons in the ordinary course of business on substantially the same terms (other than interest rate), including collateral, as those prevailing at the time for comparable transactions with other persons, and which do not involve more than the normal risk of collectibility or present other unfavorable features. All such loans were performing in accordance with their terms as of the date of this proxy statement. Federal regulations permit executive officers and directors to participate in loan programs that are available to other employees, so long as the director or executive officer is not given preferential treatment compared to other participating employees. The interest rate on loans to directors and officers is the same as that offered to the Bank's other employees.

     Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to the Company. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Company's directors and officers are made in conformity with the Federal Reserve Act and the FDIC Regulation O.

     Set forth below is certain information as to loans made by Sound Federal Savings to certain of its directors and executive officers, or their affiliates, whose aggregate indebtedness to Sound Federal Savings exceeded $60,000 at any time since April 1, 2002. Unless otherwise indicated, all of the loans are secured loans and all loans designated as residential loans are first mortgage loans secured by the borrower's principal place of residence.


                                                                               Highest
                                                                 Original      Balance      Balance on    Interest Rate
                                                      Date        Loan       During 2003     March 31,      on March
 Name of Individual             Loan type          Originated     Amount     Fiscal Year       2003         31, 2003

Joseph Dinolfo                   Consumer          7/26/2002     $168,000   $ 168,000      $ 151,090          6.500%

Bruno J. Gioffre                 Mortgage           5/6/1998      300,000     249,739        234,153          6.500

Donald H. Heithaus               Mortgage          10/15/1997     300,000     281,205        279,320          6.500
                           Commercial Mortgage     2/27/2002      600,000     586,798        577,021          7.250
                               Home Equity         8/17/1999      200,000     179,331        179,331          6.500
                                 Consumer          12/12/2000      90,000      70,169         53,126          6.500

Joseph A. Lanza                Home Equity         12/17/2002     260,000     177,347        177,347          7.000
                                 Mortgage          12/24/2000     209,000     185,223             --          9.375
                                 Mortgage           2/1/1974       38,000       8,341             --          8.500
                               Home Equity         2/11/2000       60,000      59,118             --          6.500

Richard P. McStravick          Home Equity         8/21/1998      200,000      70,853         59,758          6.500


     Bruno J. Gioffre, in addition to his duties as Chairman of the Board of the Company, is counsel to the law firm of Gioffre & Gioffre Professional Corporation, which represents the Bank in mortgage loan transactions. For the year ended March 31, 2003, the Bank paid Gioffre & Gioffre Professional Corporation fees of $166,000. The terms and conditions of these fees and services are substantially the same as those for similar transactions with other parties.

     James Staudt, in addition to his duties as a Director of the Company, is a partner in the law firm of McCullough, Goldberger & Staudt which also represents the Bank in mortgage loan transactions. Effective January 1, 1999, Mr. Staudt is also general counsel to the Company. For the year ended March 31, 2003, the Bank paid McCullough, Goldberger & Staudt fees of $66,000 and paid Mr. Staudt legal fees of $35,000 for his services as general counsel.

              PROPOSAL II--RATIFICATION OF APPOINTMENT OF AUDITORS

     The Company's independent auditors for the year ended March 31, 2003 were KPMG LLP. The Board of Directors of the Company has approved the engagement of KPMG LLP to be the Company's independent auditors for the year ending March 31, 2004, subject to the ratification of the engagement by the Company's stockholders at the Meeting. Representatives of KPMG LLP are expected to attend the Meeting to respond to appropriate questions and to make a statement if deemed appropriate.

     Set forth below is certain information concerning aggregate fees billed for professional services rendered by KPMG LLP during the year ended March 31, 2003:

                           Audit Fees....... $  132,000
                           Tax Services..... $  113,050
                           All other fees... $  165,000

     Audit fees are for the audit of the March 31, 2003 consolidated financial statements and reviews of quarterly financial information for the year then ended. Tax Services represent fees for tax compliance, consultation and advice. All other fees consist of fees related to the second-step conversion (including the SEC registration statement and comfort letters) and fees related to the internal controls attestation report required under FDIC regulations. KPMG LLP was not paid fees by the Company relating to financial information systems design and implementation.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining KPMG LLP's independence. The Audit Committee concluded that performing such non-audit services does not affect KPMG LLP's independence in performing its functions as auditor of the Company.

     In order to ratify the selection of KPMG LLP as the Company's independent auditors, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of KPMG LLP as auditors for the 2004 fiscal year.

                              STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 1311 Mamaroneck Avenue, White Plains, New York 10605, no later than May 14, 2004. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

         ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

     The Bylaws of the Company provide an advance notice procedure before certain business or nominations to the Board of Directors may be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than 90 days before the date fixed for such meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made, to be timely, notice by the stockholder must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in the paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

     The date on which next year's annual meeting of stockholders is expected to be held is August 12, 2004. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the next annual meeting of stockholders must be given to the Company no later than April 10, 2004.

                                  MISCELLANEOUS

     The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Meeting, as to which they shall act in accordance with their best judgment.

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2003 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, SOUND FEDERAL BANCORP, INC., 1311 MAMARONECK AVENUE, WHITE PLAINS, NEW YORK 10605.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Anthony J. Fabiano
                                              ------------------------
                                              Anthony J. Fabiano
                                              Corporate Secretary

White Plains, New York
July 14, 2003

                                 REVOCABLE PROXY

                           SOUND FEDERAL BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 August 14, 2003

     The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Meeting") to be held at the Hyatt Regency-Greenwich, 1800 E. Putnam Avenue, Old Greenwich, Connecticut 06870 at 10:00 a.m., (local time) on August 14, 2003. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:


                                                       FOR     WITHHELD
1.    The election as directors of all nominees
      listed below (except as
      marked to the contrary below)                     [ ]      [ ]

         Roberta I. Bernhardt
         Donald H. Heithaus
         Joseph A. Lanza

      INSTRUCTION:  To withhold your vote for one or
      more   nominees,   write   the   name  of  the
      nominee(s) on the line(s) below.

         ----------------------------------

         ----------------------------------

                                                       FOR    AGAINST    ABSTAIN
2.    The ratification of the appointment of KPMG
      LLP as  auditors  for the fiscal  year  ending   [ ]      [ ]        [ ]
      March 31, 2004.


The Board of Directors recommends a vote "FOR" each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force or effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Meeting, the Company's Annual Report on Form 10-K for the year ended March 31, 2003 and a proxy statement dated July 14, 2003.


Dated: _________________, 2003             [ ]  Check Box if You Plan
                                                 to Attend Meeting


-------------------------------              -----------------------------------
PRINT NAME OF STOCKHOLDER                    PRINT NAME OF STOCKHOLDER


-------------------------------              -----------------------------------
SIGNATURE OF STOCKHOLDER                     SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.





           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.